Exhibit 10.13

English Translation

Equity Transfer Contract

Regarding Shanghai Solutions Software Co., Ltd.

Between

Worksoft Creative Software Technology Ltd.

AND

Zhang Jilun

Shi Rongbin

THIS EQUITY TRANSFER CONTRACT (“this Contract”) is entered into by and between the parties below as of April 1, 2007:

(1)	Worksoft Creative Software Technology Ltd., a limited liability company incorporated under the laws of the People’s Republic of China, whose registered address is 3F, No.8 Building, Zhongguancun Software Park, 8 Dongbeiwang West Road, Haidian District, Beijing (hereinafter referred to as “Party A”);

(2)	Zhang Jilun, a citizen of the People’s Republic of China, whose address is Rm.701, 36#, Lane 100, Tianlin East Road, Shanghai, hereinafter referred to as “Party B”;

(3)	Shi Rongbin, a citizen of the People’s Republic of China, whose address is Rm.501, 44#, Lane 345, Guidu Road, Shanghai, hereinafter referred to as “Party C”.

Party B and Party C are hereinafter collectively referred to as “the Transferor”.

Party A and the Transferor are hereinafter collectively referred to as “the Parties” and individually referred to as “a Party”.

WHEREAS,

(A)	Shanghai Solutions Software Co., Ltd. (“the Company”) is a Sino-foreign equity joint venture established by the Transferor and NEC System Technologies Ltd. (“NECST”) on September 15, 2005. Party B holds the 64.8% equity interest of the Company, Party C holds the 25.2% equity interest of the Company and NECST holds the 10% equity interest of the Company (the details of the Company as of the signing date of this Contract are set forth in Annex 1 attached hereto);

(B)	Subject to the terms and conditions of this Contract, Party B agrees to transfer its 54.8% equity interest in the Company (“Party B’s Equity”) to Party A; Party C agrees to transfer its 20.2% equity interest in the Company (“Party C’s Equity”) to Party A (Party B’s Equity and Party C’s Equity are collectively referred to as “Target Equity”), i.e. 75% equity interest of the Company); Party A agrees to purchase the Target Equity (“Equity Transfer”);

(C)	Party A and the third party designated by Party A have completed due diligence on the Company;

(D)	As the shareholders of the Company, the Transferor and NECST have waived their preemptive right to the Target Equity.

NOW, THEREFORE, Party A and the Transferor, through friendly negotiations, hereby agree as follows:

Article 1 Definitions

1.1 Whenever used in this Contract, the following terms shall have the following meanings, unless otherwise specifically specified herein or the context otherwise requires:

“Amendment of Articles of Association” means the amendment of the articles of association signed by the Parties and NECST as of the signing date of this Contract for the purpose of reflecting the Equity Transfer under this Contract.

“Amendment of Joint Venture Contract” means the amendment of joint venture contract signed by the Parties and NECST as of the signing date of this Contract for the purpose of reflecting the Equity Transfer under this Contract.

“Examination and Approval Authority” means the Ministry of Commerce of China or other foreign economic and trade authority designated by the Ministry of Commerce to examine and approve this Contract and the transaction contemplated thereby.

“Closing” has the meaning as defined in Annex 2.

“Closing Date” means the date when all the conditions of the Equity Transfer as set forth in Annex 2 are fulfilled and registration of shareholder change is completed, or another date as otherwise agreed upon by the Parties.

“Security Interest” means any mortgage, claim, equity interest, lien, option, pledge, security interest, right of first refusal, right of acquisition, right of detention, retention of title, right of offsetting, counter claim, trust arrangement or other types of similar encumbrances (including those relating to use, voting, transfer, obtaining of income or exercising of other owner’s equity).

“Due Diligence” means the comprehensive due diligence performed by Party A and the third party designated by Party A with respect to the Company.

“Confidential Information” means any and all oral and written information relating to or associated with the business operation, business strategy, business plan, investment plan, sales, customers, marketing, technology, research and development, financial or other issues of the Parties, including, but not limited to, all the reports and records containing such information and all copies (including electronic ones), duplicates, reproductions and translations thereof. For the purpose of this Contract, Confidential Information shall also include this Contract and the Closing under this Contract. Neither Party shall disclose related information to any third party other than the Parties and the companies delegated by them.

“Conditions” means the conditions precedent for the Closing as listed in Annex 2.

“Workday” means the date except Saturday or Sunday or public holidays in China.

“Equity Transfer Price” means the total price to be paid by Party A to the Transferor due to Party A’s purchase of the Target Equity.

“Renminbi” or “RMB” means the lawful currency of China.

“Registration Authority” means State Administration for Industry and Commerce or other administration for industry and commerce designated by State Administration for Industry and Commerce to register this Contract and the transaction contemplated thereby.

“Target Equity” means the 75% capital contributions made by the Transferor to the Company (totaling RMB 2,550,000), along with the represented title, rights and interests (including any retained earnings of the Company), i.e. the Target Equity of the Equity Transfer.

1.2 Unless otherwise specifically specified herein or the context otherwise requires:

1.2.1 The contract, agreement or document as mentioned herein shall mean this Contract, agreement or document as may be amended, supplemented or replaced from time to tome;

1.2.2 Any person mentioned in this Contract or other contract, agreement or document shall include the successor and permitted assignee of such person;

1.2.3 The provisions or annexes as mentioned herein shall mean the provisions of or annexes to this Contract.

Article 2 Equity Transfer

2.1 Subject to the conditions of Annex 2 attached hereto, the Transferor agrees to transfer to Party A, and Party A agrees to purchase from the Transferor, the Target Equity. Such Target Equity shall be free and clear of any security interest.

2.2 Prior to the Equity Transfer, the equity structure of the Company is as follows:

Shareholder’s name	Capital contribution	Percentage
Party B	RMB 2,203,200	64.8%
Party C	RMB 856,800	25.2%
NECST	RMB 340,000	10%
Total	RMB 3,400,000	100%

2.3 After the Equity Transfer, the equity structure of the Company is as follows:

Shareholder’s name	Capital contribution	Percentage
Party A	RMB 2,550,000	75%
Party B	RMB 340,000	10%
Party C	RMB 170,000	5%
NECST	RMB 340,000	10%
Total	RMB 3,400,000	100%

Article 3 Consideration of Equity Transfer and Payment

3.1 The Parties agree that the Equity Transfer Price under this Contract is denominated in RMB. The Equity Transfer Price to be paid by Party A is RMB 2,550,000, in which RMB 1,863,200 shall be paid by Party A to Party B and RMB 686,800 shall be paid by Party A to Party C.

3.2 The Parties agree that the said Equity Transfer Price already includes all the bonus or dividends of the Company before December 31, 2006 which the Transferor is entitled to with respect to the Target Equity, but not distributed yet.

3.3 Subject to the fulfillment of the Closing, Party A shall, within 10 workdays after the Closing Date, pay the Equity Transfer Price to the Transferor in the manner as designated by the Transferor.

Article 4 Representations and Warranties

4.1 Each Party hereby represents and warrants to the other Party that:

4.1.1	With respect to Party A, it is a company duly incorporated and existing under Chinese laws and regulations, complies with the conditions/requirements of Chinese laws and regulations and has performed related approval/registration procedures;

4.1.2	It has the right, authority and power to execute and perform this Contract; and

4.1.3	The execution and performance of this Contract have been duly authorized by corporate action on its part. Once executed, this Contract constitutes a legal, valid and binding obligation enforceable against such party in accordance with its provisions.

4.2 The Transferor further makes the representations and warranties as listed in Annex 3 below to Party A.

4.3 Except as otherwise expressly provided herein, each Party warrants that each of its representations and warranties is true, accurate and complete as of the signing date of this Contract and the Closing Date and is not misleading to the other Party.

4.4 Where any representation or warranty made by either Party under this Contract is false or erroneous, or such representation or warranty is not performed in an appropriate and timely manner, such party shall be deemed to violate such representation or warranty. Besides the other obligations under this Contract, such party shall also indemnify the non-defaulting party from and against any and all losses, damages, expenses (including, but not limited to, reasonable lawyer’s fee) and liabilities caused by or arising out of such default, unless the defaulting party can prove that it is not made aware of the situation as of the signing date of this Contract and has no intentional act or gross negligence.

4.5 Before the Closing is completed:

4.5.1	If either Party knows that any of its representations and warranties under this Contract is untrue, inaccurate and incomplete or is misleading to the other Party, it shall forthwith inform the other Party in writing;

4.5.2	The Party violating any of its representations and warranties shall promptly take measures to cure such violation. Where such violation is not cured within 30 days of giving the written notice as stated in Article 4.5.1 hereof, the Parties shall negotiate in good faith to seek a mutually acceptable resolution; and

4.5.3	In the event that the violation hereof is still not cured within 30 days after the good faith negotiation as stated in Article 4.5.2 hereof begins, and the Parties fail to reach a resolution, the non-violating party may continue the Closing or terminate this Contract at its own discretion. If the Closing continues, the violating party shall not be exempt from the defaulting liabilities as specified in Article 4.4 above. Any such termination shall not affect the rights and obligations under this Contract already possibly accrued up to the date of termination.

Article 5 Closing

5.1 Closing is subject to the fulfillment of the conditions as listed in Annex 2.

5.2 The Parties shall make all reasonable efforts to cause all the conditions for the Closing to be fulfilled. In case any condition is still not fulfilled within two months after the signing date of this Contract, the Parties shall immediately negotiate to seek a mutually acceptable resolution. If no resolution is reached within three months after the signing date of this Contract:

5.2.1	this Contract shall be terminated upon expiry of such three-month period, unless otherwise agreed upon by the Parties in writing. Such termination shall not affect the rights and obligations of the Parties under this Contract already possibly accrued up to the date of termination; and

5.2.2	each Party shall take all necessary or appropriate actions to reposition it as before the signing of this Contract, including, without limitation, applying to related Chinese Examination and Approval Authority and Registration Authority for cancellation of any approval or registration as may have been made in relation to the transactions contemplated by this Contract or any other approval or registration for the same purpose.

5.3 Each Party shall be entitled to give a written notice to the other Party to, in whole or in part, waive any or all conditions precedent that need to be fulfilled by the other Party.

5.4 The Closing of the Equity Transfer shall be made in Beijing as of the Closing Date. At Closing, the Transferor shall deliver to Party A the copies of the documents affixed with the official seal and proving that the Equity Transfer under this Contract has been approved by the Examination and Approval Authority and the change registration of the Company has been handled with the Registration Authority, and shall also present originals.

5.5 Should any of the following cases occur, the defaulting party shall indemnify the non-defaulting party from and against any and all claims, expenses, costs, losses and liabilities, directly or indirectly, caused by or arising from such default:

5.5.1	the Transferor does not perform or fails to timely perform its obligations under Article 5.1 above and as a result, the Closing of the Equity Transfer cannot be completed;

5.5.2	Party A fails to pay the Equity Transfer Price to the Transferor at the time as specified in Article 3.

5.6 Except the situation as set forth in Article 5.2, where the Closing fails to begin within 10 days after the signing date of this Contract for any reason not attributable to the Parties, the Parties shall forthwith negotiate to seek a mutually acceptable resolution. If no resolution is reached within 20 days after the signing date of this Contract:

5.6.1	this Contract shall be terminated upon expiry of such 20-day period, unless otherwise agreed upon by the Parties in writing. Such termination shall not affect the rights and obligations of the Parties under this Contract already possibly accrued up to the date of termination; and

5.6.2	each Party shall take all necessary or appropriate actions to reposition it as before the signing of this Contract, including, without limitation, applying to related Chinese Examination and Approval Authority and Registration Authority for cancellation of any approval or registration as may have been made in relation to the transactions contemplated by this Contract or any other approval or registration for the same purpose.

Article 6 Further Undertakings

6.1	Each Party shall further execute such documents and do such acts as may be reasonably requisite for the full implementation of this Contract.

6.2	As the shareholder of the Company before the Closing Date, the Transferor shall not do or permit the Company to do any thing that is likely to have a material adverse impact on Target Equity and/or the Company during the period from the signing date of this Contract to the Closing Date. The Transferor undertakes that except with Party A’s prior written consent:

6.2.1	The Company will be engaged in its normal and customary business activities. Except the payments for its normal and customary businesses, the Company will not make (or agree to make) any other unnecessary payment. Notwithstanding the foregoing provision, the Company shall not make any single cash payment exceeding RMB 100,000 or cash payments cumulatively exceeding RMB 300,000, regardless of normal and customary businesses;

6.2.2	The Company will take all reasonable procedures to maintain and protect its assets and try its best to retain existing management and core technicians and to maintain its relationship with customers, suppliers and other third parties so that its goodwill and prospect of continued operations are not damaged;

6.2.3	By giving a prior written notice during normal working hours, Party A’s representative is entitled to obtain and copy the Company’s financial statements;

6.2.4	The Transferor has no actions or inactions that constitute or result in the violation of its representations and warranties;

6.2.5	In the event that the fact serving as the basis for its representations and warranties under this Contract changes and has a material adverse impact on the Closing under this Contract, it will keep Party A informed of such fact as early as possible;

6.2.6	The Company will not declare to distribute, pay or prepare payment of dividends or other profits;

6.2.7	The capital of the Company will not be increased or the Company will not agree to such capital increase;

6.2.8	Except the loans disclosed by the Company to Party A in Annex 4, the Company will not accept any loan or provide any borrowing;

6.2.9	Except as otherwise specified in laws, regulations and rules, the Company will not change the employment terms with its employees (including management personnel) in a manner that the total staff costs of the Company for the current year will increase;

6.2.10	The Company will not provide any warranty to the Transferor;

6.2.11	The Transferor will not do any act that is inconsistent with the provisions of this Contract or the result of the transactions contemplated by this Contract;

6.2.12	The Transferor and/or the Company will, as practicable as possible, inform Party A in writing of all the events or acts unrelated to the daily operations of the Company, including, but not limited to (supplements, if needed, are to be agreed upon by the Parties in writing):

1)	Equity restructuring of the Company, amendment of the joint venture contract and articles of association of the Company or other change of industrial and commercial registrations of the Company. The Transferor shall disclose the transaction terms relating to the equity restructuring of the Company to Party A;

2)	The Company signs an agreement relating to intellectual property rights with any third party, regardless of whether the ownership of its intellectual property rights is changed (including, but not limited to, transfer, donation, etc), others are licensed to use its proprietary intellectual property rights or the Company uses the intellectual property rights of others.

6.3	Party A undertakes to pay the Equity Transfer Price on time and in full.

6.4	The Transferor hereby undertakes that as of the Closing Date, it shall sign the Labor Contract and Non-competition Agreement with the Company in the same form and contents as set forth in Annex 5.

6.5	The Transferor hereby further undertakes that subject to the written consent of NECST, within 12 months after the Closing Date, Party A shall be entitled to further purchase in RMB cash all Transferor’s remaining equity in the Company (i.e. 15% equity of the Company) after the Closing under this Contract is completed. The calculation basis for the equity transfer price payable by Party A with respect to the purchase of such 15% equity of the Company from the Transferor shall be the same as that for the Equity Transfer Price under this Contract.

Article 7 Rights of the Parties

7.1	If any of the following facts, matters or events is known to Party A at any time before the Closing, Party A may inform the Transferor and/or the Company in writing before the Closing and terminate this Contract without undertaking any liability; the defaulting party shall also undertake the defaulting liabilities as set forth in Article 10 below:

7.1.1	The act of the Transferor and/or the Company materially violates this Contract and as a result, Party A cannot fulfill equity purchase;

7.1.2	There exists or occurs any matter violating any representation or warranty and such violation has a material adverse impact on the Company and the Closing under this Contract;

7.1.3	There occurs anything that has or is likely to have a material adverse impact on the business, financial position or prospect of the Company.

7.2	If any of the following facts, matters or events is known to the Transferor at any time before the Closing, the Transferor may inform Party A in writing before the Closing and terminate this Contract without undertaking any liability:

7.2.1	Party A’s act materially violates this Contract and as a result, the Transferor cannot obtain the Equity Transfer Price;

7.2.2	There occurs anything that has or is likely to have a material adverse impact on the business, financial position or prospect of Party A.

Article 8 Confidentiality

8.1	Each Party (“Receiving Party”) shall keep in confidence the confidential information obtained from the other Party and shall not use such information for any other purpose than as specified herein or disclose such information to any third party. Notwithstanding the foregoing provision, such confidentiality obligation shall not apply to the information which:

8.1.1	is or becomes public knowledge through no fault of the Receiving Party or its representative, agent, supplier or subcontractor;

8.1.2	is lawfully received by the Receiving Party from a third party without a duty of confidentiality or any use limitation; or

8.1.3	is already possessed by the Receiving Party in writing without any use or disclosure limitation, and is not obtained from the other Party for the purpose of this Contract.

8.2	Nonetheless, the Receiving Party may disclose confidential information to its or Company’s employees, directors and consultants to the extent being reasonably necessary for the purpose of this Contract. The Receiving Party shall ensure that such employees, directors and consultants know and comply with the confidentiality obligations in this Article. Subject to the requirement of law or court of competent jurisdiction or supervisory department, the Receiving Party may disclose confidential information, provided, however, that the Receiving Party shall, to the extent being permitted by relevant laws and regulations, take all permitted measures to cause such confidential information to be treated in confidence.

8.3	The Receiving Party shall not make copies of any received confidential information in tangible, written or electronic way.

Article 9 Notice

9.1	Any notice required to be made pursuant to this Contract shall be in writing and sent to the fax number or address designated by the addressee by fax or registered mail. The notice so given shall be deemed to be received:

9.1.1	If by fax, at the twelfth (12th) hour after sending; and

9.1.2	If by registered mail, on the third (3rd) day after posting.

9.2	Any written notice required to be made by Party A pursuant to the provisions of Article 9.1 above shall be sent to the following fax number or address of the Transferor:

Party B: Fax number: 010-5424-8771

Address: Rm.701, 36#, Lane 100, Tianlin East Road, Shanghai

Party C: Fax number: 010-5424-8771

Address: Rm.501, 44#, Lane 345, Guidu Road, Shanghai

9.3	Any written notice required to be made by the Transferor pursuant to the provisions of Article 9.1 above shall be sent to the following fax number or address of Party A:

Fax Number: 010-8282-5058

Address: 3F, No.8 Building, Zhongguancun Software Park, Haidian District, Beijing

Attn.: Zhou Ying

Article 10 Defaulting Liabilities

10.1	In the event that either Party defaults under any provision of this Contract, it shall indemnify the non-defaulting party from and against any and all claims, expenses, costs, losses and liabilities, directly or indirectly, caused by or arising from such default. Where defaulting party is a party in the Transferor and/or the Company, the Transferor shall undertake the joint and several responsibility for such indemnification.

10.2	Without prejudice to any other provision in this Article 10, where either Party fails to perform any of its obligations under this Contract, besides any other right and remedy under this Contract, the other Party shall be entitled to request the defaulting party to perform such obligation. The Parties expressly waive the defense regarding the sufficiency of liquidated damages.

10.3	Without prejudice to any other provision in this Article 10, where either Party in the Transferor fails to transfer the equity to Party A in full conformity with the terms and conditions of this Contract, Party A shall be entitled to unilaterally terminate this Contract based on such material default and request the Transferor to compensate the losses, damages and costs (including, but not limited to, reasonable lawyer’s fee) relating to Equity Transfer caused to Party A prior to such termination.

Article 11 Expenses and Taxes

11.1	Each Party shall itself bear all its negotiation and implementation expenses in connection with this Contract (including its annexes) and other final agreements as well as purchase, such as, without limitation, legal, accounting, financial, consulting and other related expenses.

11.2	Each Party shall itself bear any tax as may be levied on it in connection with the Equity Transfer under this Contract. Each Party shall itself pay the stamp tax with respect to the original of this Contract held by it.

Article 12 Dispute Resolution

Any dispute arising from or in connection with this Contract, including any question regarding the validity or existence of this Contract, shall be resolved by the Parties in good faith through negotiations. In case no resolution can be reached within 30 days after a party gives a written notice requesting a resolution through negotiations, either Party may refer such dispute to Beijing Arbitration Commission for arbitration in Beijing in accordance with its arbitration rules then in effect. Arbitral award shall be final and binding upon the Parties.

Article 13 Applicable Law

This Contract shall be governed by and construed in accordance with the laws of the People’s Republic of China.

Article 14 Counterparts

This Contract is executed in eight originals in Chinese, with one original to be held by each of Party A, Party B and Party C and the remaining originals to be used to handle all necessary examination and approvals procedures and alteration registrations with related Examination and Approval Authority and Registration Authority.

Article 15 Entire Contract

This Contract, including its schedules, annexes and appendixes attached hereto, constitutes the entire contract between the Parties with respect to the subject matter hereof and substitutes and replaces any and all prior contracts, whether written or oral, between the Parties with respect to the subject matter hereof.

Article 16 Effectiveness

This Contract shall come into force on and as of the date when the following conditions are met (“Effective Date”):

16.1	This Contract is signed by the Parties or their duly authorized representatives;

16.2	The Examination and Approval Authority has approved this Contract, Amendment of Joint Venture Contract and Amendment of Articles of Association.

IN WITNESS WHEREOF, the Parties hereto have executed this Contract as of the date first above written.

Annex 1 Company Information

A. The Company
1. Company name	Shanghai Solutions Software Co., Ltd.
2. Legal address	Rm.205, 2368 Zhongshan West Road, Shanghai
3. Date of incorporation	April 5, 2002
4. Place of incorporation	Shanghai, China
5. Business scope	Development and manufacture of computer software and hardware, selling of self-produced products; computer IT consulting service; related import & export trade service (except commodity distribution service) (subject to administrative licenses, if any).
6. Legal representative	Zhang Jilun
7. Director	Zhang Jilun, Shi Rongbin, Liu Kun
8. Registered capital	RMB 3,400,000
9. Shareholders

(1) Zhang Jilun: a capital contribution of RMB 2,203,200, accounting for 64.8% of registered capital;

(2) Shi Rongbin: a capital contribution of RMB 856,800, accounting for 25.2% of registered capital;

(3) NEC System Technologies Ltd.: a capital contribution of RMB 340,000, accounting for 10% of registered capital

10. Auditor	No
11. Ending date of fiscal year	December 31
12. Duration	From April 5, 2002 to December 31, 2025

Annex 2 Conditions Precedent for the Closing

1.	The Closing of the Equity Transfer is subject to the fulfillment of all the following conditions or a written waiver of them by relevant party (“Closing”):

1.1	Party A shall:

(1)	Have obtained the resolution adopted by Party A’s board of directors on approving the Equity Transfer;

(2)	Have executed the Amendment of Joint Venture Contract and Amendment of Articles of Association in the format as stated in Schedule of Annex 2 as well as any and all legal documents as being necessary for the completion of the Equity Transfer.

1.2	The Transferor and the Company shall ensure that:

(1)	The representations and warranties made by the Transferor in Article 4 of this Contract and Annex 2 are true, accurate and not materially misleading from the signing date of this Contract until the Closing Date;

(2)	The board of directors of the Company has adopted a resolution on approving the Equity Transfer, Amendment of Joint Venture Contract and Amendment of Articles of Association;

(3)	They have executed the Amendment of Joint Venture Contract and Amendment of Articles of Association in the format as stated in Schedule of Annex 2 as well as any and all legal documents as being necessary for the completion of the Equity Transfer;

(4)	They have caused NECST to execute the Amendment of Joint Venture Contract and Amendment of Articles of Association in the format as stated in Schedule of Annex 2 as well as any and all legal documents as being necessary for the completion of the Equity Transfer;

(5)	This Contract, the Equity Transfer contemplated by this Contract, Amendment of Joint Venture Contract, Amendment of Articles of Association and other related matters have been approved by the Examination and Approval Authority, and the Company has obtained the new “Certificate of Approval of Foreign-invested Enterprise” reflecting the transaction contemplated by this Contract;

(6)	The registrations of the equity and other changes of the Company have been handled with the Registration Authority;

(7)	One director formerly appointed by Party B has resigned from the Company and confirmed in writing to waive any claim about separation pay and other issues against the Company;

(8)	The related registration or filing procedures of one director appointed by Party A have been handled with the Registration Authority.

1.3	Party A and the third party designated by Party A have completed due diligence on the Company. Party A is satisfied with the result of due diligence or the problems identified during due diligence have been resolved in compliance with Chinese laws and regulations.

Annex 2 Schedule

A. Amendment of Joint Venture Contract

B. Amendment of Articles of Association

Annex 3 Representations and Warranties

The terms as defined in the main body of this Contract shall have the same meanings in this Annex 3. The following terms shall have the following meanings:

“Accounts” means the audited accounts of the Company ended on the Reference Date (including one balance sheet and one profit statement), notes to accounting statements, description, report and other documents signed by auditor.

“Intellectual Property Rights” means:

(a)	Any and all the Internet domain names, email addresses (except those containing the names of the internal personnel of the Company), trade names, trademarks or service marks as well as any other related applications and registrations that have been or are being used by the Company with respect to its commodities or services, as set forth in Schedule 1 of this Annex (hereinafter collectively referred to as “Marks”);

(b)	Any and all patents and patent applications made by the employees of the Company by performing their duties in accordance with employment contracts or mainly using Company’s monies, equipment, parts, materials or technical data not made publicly available, including, but not limited to, invention, utility model and industrial design, as set forth in Schedule 1 of this Annex (hereinafter collectively referred to as “Patents”);

(c)	The copyrights of any and all published and unpublished works jointly or individually created by the employees of the Company or the personnel engaged by the Company within the scope of employment or engagement, as set forth in Schedule 1 of this Annex (hereinafter collectively referred to as “Copyrights”);

(d)	The rights of any and all molding works jointly or individually developed, designed, manufactured or conceived by the employees of the Company or the personnel engaged by the Company within the scope of employment or engagement (hereinafter collectively referred to as “Molding Work Rights”);

(e)	Any and all technical and/or business information jointly or individually developed, designed, manufactured, conceived or made practicable by the employees of the Company or the personnel engaged by the Company within the scope of employment or engagement or is obtained by the Company through other means, which is not made available to the public, can bring economic benefits to the Company and is kept confidential by the Company, including confidential or proprietary information, know-how, process, method, study, technical information, data, improvement, idea, invention, discovery, skill, development, plan, graph, drawing, flow chart, print, specifications, software program, original and execution codes, development and marketing plan, strategy, forecast, customer information, name list of customer or similar information, whether it is commercial, experimental or patentable information (hereinafter collectively referred to as “Trade Secrets”).

“Reference Date” means December 31, 2006.

“Management Accounts” means the unaudited profit statement of the Company from the date following the Reference Date to March 31, 2007 as well as the unaudited balance sheet of the Company as of March 31, 2007.

“Taxes” means any form of tax levied by Chinese central and local financial, taxation, customs and other authorities.

Article 1 Ability and Authority

1.1	The Transferor and the Company have the right, power and authority to execute and perform this Contract and each document to be executed on or before the Closing Date (as the case may be) and to exercise its rights and obligations under this Contract and each such document.

1.2	The Company has the right, power and authority to be engaged in the businesses it is engaged in as of the signing date of this Contract and the Closing Date.

Article 2 Materials

2.1	All the materials provided by the Transferor, the Company or their representatives to Party A or its consultant or representative before or during the negotiations made for the execution of this Contract are true, complete and accurate.

Article 3 Equity

3.1	The Transferor has made its full capital contributions to the registered capital of the Company and is the legal and actual owner of the Target Equity. The Transferor is entitled to all the rights with respect to the Target Equity. The Transferor has the full and effective right to dispose of the Target Equity.

3.2	The Target Equity is free of any security interest or any other third-party right, or any dispute, lawsuit or arbitration or any other form of administrative or judicial enforcement measure with respect to the Target Equity. No person may make any claim regarding the Target Equity.

Article 4 Accounts

4.1	General Terms

4.1.1	Accounts are prepared in accordance with Chinese laws and applicable accounting standards and practices.

4.1.2	Accounts truly and impartially present Company’s operations (assets, liabilities, etc), profits and losses as of the Reference Date.

4.2	Debts and liabilities

Accounts adequately and truly present the bad debts, doubtful debts and liabilities as of the Reference Date.

4.3	Preparation for tax

Necessary preparation for all related taxes have been made in the Accounts.

4.4	Accounting records

Accounting records are prepared in a complete and accurate way in accordance with Chinese laws and universal applicable rules and principles.

4.5	Management accounts

Management Accounts are appropriate prepared on the basis of the same standards for the Accounts and fairly present the assets, liabilities, profits and losses of the Company as of March 31, 2007.

Article 5 Changes since the Reference Date

5.1	General Terms

Since the Reference Date:

5.1.1	The businesses of the Company have continued as a going concern;

5.1.2	There have been no substantial adverse changes in the financial or trade situation of the Company; and

5.1.3	The assets and liabilities shown in the Accounts are true and there have been no substantial changes; based on the method of valuation adopted in the Accounts, there have been no significant reduction in the net value of Company’s tangible assets.

5.2	Special Terms

Since the Reference Date:

5.2.1	Except in the normal course of business, without Party A’s consent, the Company has not:

(a)	Obtained or disposed of or agreed to obtain or dispose of any substantial properties; and

(b)	Undertaken or incurred or agreed to undertake or incur any significant obligations or expenses.

5.2.2	Except as presented in the Accounts, since the Reference Date, the Company has not declared, paid or distributed any dividends, funds and bonus.

Article 6 Taxes

6.1	General Terms

6.1.1	The Company has paid or made provisions for all its payable taxes and since the Reference Date, has not paid any fine, penalty or interest regarding any tax levied by the competent taxation authorities.

6.1.2	Since the Reference Date, the Company has not been involved in any tax-related dispute and has been free of any tax evasion act that may cause competent taxation authorities and judicial institution to ascertain its legal responsibility.

6.1.3	The preferential tax treatments enjoyed by the Company are granted by related authorities in a legal and effective manner and the Company will continue to enjoy such preferential tax treatments in accordance with the related regulations of the said authorities.

6.1.4	There are no outstanding issues or disputes relating to taxes between the Transferor and the Company.

Article 7 Assets

7.1	Since the Reference Date, all the assets detailed in Schedule 1 of this Annex are free and clear of any security interest and are legally owned or used by the Company.

Article 8 Intellectual property rights

8.1	The Company is the legitimate owner or user of the Intellectual Property Rights as set forth in Schedule 2 of this Annex.

8.2	To the knowledge of the Company, it does not have any infringement upon or any form of objection to or threat against the Intellectual Property Rights.

Article 9 Debtors

9.1	The Company has the right to claim the creditor’s rights (including accounts receivable) listed in the Accounts or accounting records.

Article 10 Impact of equity transfer

The Closing of the Equity Transfer under this Contract will not:

10.1	Bereave the Company of its assets, licenses and preferences as of the signing date of this Contract, including, but not limited to, any right in any proprietary intellectual property rights; or

10.2	Conflict with any agreement or arrangement to which the Company is a party or any legal or administrative requirement binding upon the Company or constitute a default.

Article 11 Agreement

11.1	Except the material contracts already disclosed to Party A before the signing date of this Contract, there are no contracts whose value accounts for more than 5% of the annual total income or net profits of the Company.

11.2	The Company or the Transferor does not know that any contract, agreement, arrangement or obligation to which the Company is a party is invalid or exists any reason for its termination or cancellation.

11.3	Any party with which the Company enters into a contract, agreement or arrangement does not materially default under such contract, agreement or arrangement. To the knowledge of the Company, there exists no such default.

11.4	The Company is not a party to an abnormal contract, agreement, arrangement or undertaking, nor undertakes any obligation in it. These abnormal contracts, agreements, arrangements or undertakings include, but not limited to:

11.4.1	The contracts, agreements, arrangements or undertakings not signed in the normal course of business;

11.4.2	The contracts, agreements, arrangements or undertakings not signed through normal fair transactions;

11.4.3	The contracts, agreements, arrangements or undertakings limiting Company’s freedom in all or part of its business operations or in the use of any of its properties at its own decision, unless they have obtained Party A’s approval; or

11.4.4	The contracts, agreements, arrangements or undertakings the Company cannot perform on time or has to perform by spending excessive or abnormal monies or efforts.

Article 12 Creditors

The Company has made payments to its creditors within the time as agreed upon with them. To the knowledge of the Company, its customers or suppliers have not:

12.1	Stopped the transactions with the Company or stopped supply to the Company;

12.2	Substantially reduced the transactions with the Company or substantially reduced supply to the Company; or

12.3	Substantially changed the terms of its proposed transactions with the Company or its proposed supply to the Company.

Article 13 Licenses and compliance with laws

13.1	The Company has obtained all licenses, permits, approvals and other authorizations necessary for the Company to own, operate and use all its assets, be engaged in its current businesses and sell and provide its current products and services. All such licenses, permits, approvals and authorizations remain in full effect.

13.2	The Company has been engaged in its businesses and corporate affairs in accordance with all applicable Chinese laws and not violated any Chinese law applicable to the businesses of the Company. Such violation may have a material adverse impact on Company’s assets and businesses.

Article 14 Employees

14.1	Except the management personnel and core technical personnel as listed in Schedule 3, the Company has no other employees whose resignation will have a material adverse impact on the normal production and operations of the Company.

14.2	The Company has not received any resignation notice from any of the management personnel or core technical personnel as listed in Schedule 3.

14.3	As far as all the employees of the Company are concerned, the Company:

14.3.1	has complied with China’s state and local labor laws and regulations;

14.3.2	has signed labor agreements and confidentiality agreements with employees;

14.3.3	has no outstanding labor disputes;

14.3.4	Has no liability for any payable but unpaid economic compensation relating to the termination of employment relationship or other similar compensation or indemnity in connection with employment relationship.

14.4	The Company has paid in full the endowment, medical, unemployment and employment injury insurances as well as all the other social insurances, housing provident fund or employee benefits as stipulated by the laws.

Article 15 Liabilities

15.1	Debts

Since the Reference Date, the Transferor or the Company has no outstanding loan, borrowing or debts of a borrowing nature and has not agreed to incur or create any loan, borrowing or debts of a borrowing nature, except the debts already disclosed to Party A in Annex 4.

15.2	Third-party guarantees

Since the Reference Date, the Transferor or the Company has not become a party to mortgage, pledge, guarantee, compensation or other agreements by providing guarantees for the obligations of others or creating financial or other obligations.

Article 16 Bankruptcy

16.1	The Company has no bankruptcy or insolvency situation.

Article 17 Lawsuits and compliance with laws

17.1	Lawsuits

The Transferor and the Company are not involved in any civil, criminal, arbitration, administrative or other proceedings or disputes. To the knowledge of the Transferor and the Company, there are currently no civil, criminal, arbitration, administrative or other proceedings or disputes pending or threatened against the Transferor and the Company.

17.2	Compliance with laws

The Transferor and the Company have complied with all applicable Chinese laws and regulations in all material respects.

Article 18 Documents and reports

18.1	The Company has operated its businesses in accordance with its articles of association and business license in all respects.

18.2	All the reports, materials, resolutions and other documents regarding the Company required to be filed with or submitted to competent foreign economic and trade department, industrial and commercial administration department or any other department have been appropriately filed or submitted.

Article 19 Foreign exchange

19.1	There are no violations of Chinese regulations governing foreign exchange that may result in any fine, penalty or other injunction (including cancellation of Company’s business license) to the Transferor or the Company.

Article 20 Other institutions

20.1	The Company does not have any branches or offices nor holds any equity or other long-term investment in any other companies or any other enterprises.

Annex 3

Schedule 1 Assets

A. The assets over which the Company has ownership

B. The assets over which the Company has use right

Annex 3

Schedule 2 Intellectual Property Rights

A. The intellectual property rights over which the Company has ownership

B. The intellectual property rights over which the Company has use right

Annex 3

Schedule 3 Name List of Management Personnel and Core Technical Personnel

Annex 4 Loans Accepted or Provided by the Company

Accepted Loan	Name of Lender	Amount	Interest	Time of Borrowing	Time of Repayment

Provided Loan	Name of Borrower	Amount	Interest	Time of Borrowing	Time of Repayment

Annex 5 Labor Contract and Non-competition Agreement

A. Labor Contract

B. Non-competition Agreement

Signature page

Worksoft Creative Software Technology Ltd.

Signature:	/s/ Chen Shuning
Name:	Chen Shuning
Title:	Board Chairman

Zhang Jilun

Signature:	/s/ Zhang Jilun

Shi Rongbin

Signature:	/s/ Shi Rongbin